Exhibit 99.1
CENTERLINE HOLDING COMPANY
EXECUTIVE EMPLOYMENT AGREEMENT
WITH MARC D. SCHNITZER
___________________________________________

2009 Technical Amendment for Compliance
with Section 409A of the Internal Revenue Code
___________________________________________

WHEREAS, Centerline Affordable Housing Advisors LLC (“Company”) and Marc D. Schnitzer (“Executive”) entered an Executive Employment Agreement (“Agreement”) effective January 1, 2007; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the Code”) imposes a 20% tax plus interest and other penalties on employees who collect compensation, severance pay, or reimbursements pursuant to employment agreements that do not conform with the specific time of payment provisions required under Code Section 409A; and

WHEREAS, the undersigned parties to the Agreement have mutually agreed that the Agreement should be amended, effective January 1, 2009, to comply with Code Section 409A and the final regulations that become effective on such date.

NOW, THEREFORE, the Company and Executive, acknowledging due and adequate consideration for this 2009 Technical Amendment for Compliance with Section 409A of the Internal Revenue Code (the “Amendment”), do hereby agree as follows:

1. Everywhere in the Agreement, the Company’s former name, “CharterMac Capital LLC,” shall be replaced with “Centerline Affordable Housing Advisors LLC.”

2. Everywhere in the Agreement, the phrases “termination of Executive’s employment,” “termination,” “termination of the Executive” or “end of his employment” shall mean Executive’s “separation from service” (as defined under Treasury Regulation § 1.409A-1(h) and any successor thereto) with the Company or any affiliate.  Pursuant to such Treasury Regulation and for purposes of this paragraph:

(a)  The term “affiliate” shall have the meaning set forth under Code Sections 414(b) and (c), provided that fifty (50) percent shall replace eighty (80) percent each place it appears (i) in Code Section 1563(a)(1), (2) and (3) for purposes of Code Section 414(b), and (ii) in Treasury Regulation § 1.414(c)-2 for purposes of Code Section 414(c).

(b) A “separation from service” will be deemed to occur if the Company and Executive reasonably anticipate that Executive shall perform no further services for the Company (whether as an employee or an independent contractor) or that the level of bona fide services Executive will perform in the future (whether as an employee or an independent contractor) will permanently decrease to no more than twenty (20) percent of the average level of bona fide services performed (whether as an employee or independent contractor) over the immediately preceding 36-month period.

(c) If Executive is on an authorized, bona fide leave of absence, Executive shall experience a “separation from service” on the first day of the seventh (7th) month of such leave, unless Executive’s right to reemployment with the Company is provided either by statute or contract.  A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that Executive will return to perform services for the Company or any of its Affiliates.  For purposes of the 36-month period described above, (a) if Executive is on a paid bona fide leave of absence, Executive is treated as providing bona fide services at a level of services equal to that which Executive would have been required to perform to receive the compensation paid during the leave of absence, and (b) unpaid bona fide leaves of absence are disregarded.

3. Section 3(a) of the Agreement shall be amended by revising the first sentence such that the phrase “payable in equal installments in accordance with the Company’s procedures” is replaced with the phrase “per annum payable in equal bi-weekly installments.”

4. Section 3(b) of the Agreement shall be amended such that the phrase “or at such earlier or later time as the Compensation Committee shall determine” at the end of the third sentence is replaced with “or at such earlier time as the Compensation Committee shall determine.”

5. Section 3(j) of the Agreement shall be amended by adding the following new sentence immediately at its end:

Executive shall apply for all reimbursements hereunder for a particular calendar year not later than the end of the following calendar year, and payment shall occur not later than the end of the calendar year following the calendar year to which the reimbursable expenses relate.

6. Sections 4(d), 4(e), and 4(f) of the Agreement shall be amended by adding the following new paragraph immediately at its end:

Notwithstanding any other provision of this subsection: (i) the form of Release that the Company requires as a condition for severance benefits to Executive hereunder shall be delivered in final form by the Company to Executive within ten (10) days after Executive’s termination of employment; (ii) the time period within which Executive must deliver an executed Release (in such form as the Company has provided) to the Company ends 60 days after Executive’s termination of employment; and (iii) the Company’s payment of any severance benefits due upon receipt of Executive’s executed Release shall occur within 75 days after Executive’s termination of employment (subject to Section 10(e) of the Agreement).

7. Section 4(d) of the Agreement shall be amended be deleting its third sentence and by replacing that sentence with the following (in order to track the time periods and right to cure provisions set forth in the “good reason” safe harbor set forth in final Code Section 409A regulations):

Executive may resign if Good Reason exists, and shall do so by providing written notice thereof to the Company not less than ten (10) days after the end of the 30-day cure period that is set forth within the “Good Reason” definition under Exhibit A hereof (as amended hereby); provided such resignation may not occur more than two (2) years after the initial existence of the condition that gives rise to the Good Reason.

8. Section 4(f) of the Agreement shall be amended by revising clause (iii) of its first sentence such that the phrase “a cash payment shall be made in lieu of such benefits” is replaced with “a cash payment shall be made monthly in lieu of such benefits.”

9. Section 10(f) of the Agreement shall be amended by adding the following sentence to the end the paragraph:

Any amounts payable to the Executive pursuant to this Section 10(f) shall be paid to the Executive no later than the end of the calendar year following the end of the calendar year to which the income relates.

10. Section 11(e) of the Agreement shall be amended by deleting its fourth sentence (which begins “Nevertheless, if the Company reasonably determines. . .”), and by replacing that sentence with the following sentences:

 If, at the time of Executive’s Separation from Service, the Executive is a “specified employee” (within the meaning of Code Section 409A and Treas. Reg. §1.409A-3(i)(2)), the Company will not pay or provide any “Specified Benefits” (as defined herein) during the six-month period (the “409A Suspension Period”) beginning immediately after the Executive’s Separation from Service.  For purposes of this Agreement, “Specified Benefits” are any amounts or benefits that would be subject to Code Section 409A penalties if the Company were to pay them, pursuant to this Agreement, on account of the Executive’s Separation from Service.

11. Section 11(e) of the Agreement shall be further amended by revising the start of the former fifth sentence of its first paragraph, such that the phrase “As soon as reasonably practicable” is replaced with the phrase “Within fourteen (14) days”.

12. Section 11(e) of the Agreement shall be further amended by inserting the following new paragraph immediately after its first paragraph:

All payments and benefits being provided pursuant to this Agreement are intended to comply with (or be exempt from) Code Section 409A, and the Company shall have complete discretion to interpret and construe this Agreement and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Code Section 409A. If, for any reason including imprecision in drafting, the Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Company in a fashion consistent herewith, as determined in the sole and absolute discretion of the Company.  The Company reserves the right to unilaterally amend this Agreement without the consent of any Executive in order to accurately reflect its correct interpretation and operation, as well as to maintain an exemption from or compliance with Code Section 409A. Furthermore, with respect to any and all reimbursements to which Executive may be entitled under this Agreement, Executive shall apply for reimbursement not later than one year after incurring the underlying expense, and payment shall occur as soon as practicable thereafter, but not later than two and one-half months after the end of the calendar year in which Executive applies for reimbursement.

13. All other provisions of the Agreement shall remain in full force and effect, subject only to the specific changes set forth above.

WHEREFORE, the undersigned parties to the Agreement hereby agree to and execute this Amendment, effective January 1, 2009.

Date: December ___, 2008	Centerline Affordable Housing Advisors LLC
By
Its
Date: December ___, 2008	Executive
Printed Name: Marc D. Schnitzer
Signature: